Exhibit 5.1


                         OPINION AND CONSENT OF COUNSEL

                                MELISSA H. SIESEL
                            ASSOCIATE GENERAL COUNSEL

                               Hollywood.com, Inc.
                                2255 Glades Road
                                   Suite 237W
                            Boca Raton, Florida 33431
                                 (561) 998-8000
                                 August 29, 2000


Hollywood.com, Inc.
2255 Glades Road
Suite 237W
Boca Raton, Florida 33431

                  RE: REGISTRATION STATEMENT ON FORM S-8 FOR HOLLYWOOD.COM, INC. 1993 STOCK OPTION PLAN, AS AMENDED, AND DIRECTORS STOCK OPTION PLAN

Ladies and Gentlemen:

           As Associate General Counsel to Hollywood.com, Inc., a Florida corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of its registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, with respect to the registration under the Securities Act of 1933, as amended, of an additional 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), reserved for issuance by the Company upon exercise of options granted under the Hollywood.com, Inc. 1993 Stock Option Plan, as amended (the "Plan").

           In connection therewith, I have examined the Company's Second Amended and Restated Articles of Incorporation and Bylaws, each as amended to the date hereof, originals or certified copies of such other corporate documents and records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all original documents, the conformity to original documents of all documents as conformed or photostatic copies and the authenticity of the originals of such copies.

           Based upon my examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents I have examined, I am of the opinion that the Shares, when issued and delivered pursuant to and in accordance with the terms of the Plan, will be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

           I am admitted to practice in the states of Florida and New York.

           I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Melissa H. Siesel

                                    Melissa H. Siesel
                                    Member of the New York and Florida Bars
                                    Associate General Counsel
                                    Hollywood.com, Inc.













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